FORM 8-K



             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549



                       CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

              Date of Report (Date of Earliest
             Event Reported): December 1, 1997




            CHIQUITA BRANDS INTERNATIONAL, INC.
   (Exact name of registrant as specified in its charter)




     New Jersey               1-1550         04-1923360
     (State or other          (Commission         (IRS Employer
     jurisdiction of          File Number)   Identification No.)
     incorporation)


     250 East Fifth Street, Cincinnati, Ohio 45202
           (Address of principal executive offices)


     Registrant's telephone number, including area code:
                        (513) 784-8000

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           INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6, 7 and 8 are not applicable and are omitted from this Report.

Item 5.   Other Events

     The Company is making this filing in order to incorporate by reference the information contained herein into certain of the Company's Registration Statements, including Registration Statement on Form S-3 No. 333-37187 and Registration Statement on Form S-4 No. 333-40709.

     Reference is made to the discussion of the European Union ("EU") banana quota and licensing regime, the Framework Agreement and the World Trade Organization ("WTO") proceeding relating to this regime contained in Part I, Item 1 - "Business-Risks of International Operations" in the Company's 1996 Form 10-K and in "Management's Analysis of Operations and Financial Condition" in the Company's 1996 Annual Report to Shareholders and June 30, 1997 and September 30, 1997 Form 10-Q Reports. On December 1, 1997, the United States, Ecuador, Guatemala, Honduras and Mexico, the governments which originally filed the WTO proceeding, requested the WTO to appoint an arbitrator to determine the "reasonable period of time" for implementation by the EU of the final WTO panel and Appellate Body reports.

                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its
behalf   by  the  undersigned  hereunto  duly authorized.


Date: December 8, 1997             CHIQUITA BRANDS INTERNATIONAL, INC.

                              By:  /s/William A. Tsacalis
                              -----------------------------------
                                   William A. Tsacalis
                                   Vice President and Controller